Exhibit 99.1

OmnicomGroup

Analyst Presentation February 28, 2005

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are only present expectations. Actual events or results may differ materially.

Other Information

The historical financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

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Who We Are

The World’s Leading Advertising and Marketing Communications Services Group

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OmnicomGroup

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Long-Term Trends

	Client-Specific Trends		Industry-Specific Trends

•	Desire to manage brands on a pan-regional or global basis	•	Industry consolidation

•	Reduction in service partners	•	Creation of pan-regional and global Marketing Services Networks

•	Greater coordination of advertising with other marketing initiatives

		•	Continued unbundling of media planning and buying from creative services

•	Renewed client M&A activity

		•	Media fragmentation... increased interactive spending

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Factors Impacting 2005

•	Clients shifting focus to top-line growth

•	Increase in new business activity

•	Increase in media spending

•	Corporate merger activity picking up

•	Economic climate improving

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Objectives

•	Maintain the leadership positions of our brands

•	Achieve double digit Revenue and Net Income growth

•	Improve our operating margins

•	Use free cash flow to enhance shareholder value

•	Make selective accretive acquisitions that allow us to further extend our strategic advantages

•	Continue to increase our investment in training and development of our people

•	Increase the flexibility of our cost structure

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2004	Financial Review

2004 Performance

	Full Year
	2004	2003	% Change
Revenue	$9,747.2	$8,621.4	13.1%

Operating Income	1,215.4	1,091.9	11.3%
% Margin	12.5%	12.7%

Net Interest Expense	36.6	42.8

Profit Before Tax	1,178.8	1,049.1	12.4%
% Margin	12.1%	12.2%

Taxes	396.3	353.0
% Tax Rate	33.6%	33.6%

Profit After Tax	782.5	696.1	12.4%

Equity in Affiliates/ Min. Interest	(59.0)	(65.1)

Net Income	$ 723.5	$ 631.0	14.7%

EPS	3.88	3.37	15.1%

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2004 Revenue Growth

	Total Company		United States		International
	$	%	$	%	$	%

Prior Period Revenue	$8,621.4		$4,720.9		$3,900.5

Organic Revenue(a)	571.3	6.7%	370.6	7.8%	200.7	5.2%

Acquisition Revenue(b)	163.9	1.9%	131.9	2.8%	32.0	0.8%

Foreign Exchange Impact(c)	390.6	4.5%	N/A	N/A	390.6	10.0%

Current Period Revenue	$9,747.2	13.1%	$5,223.4	10.6%	$4,523.8	16.0%

(a)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.

(c)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.

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2004 Revenue Mix

Revenue Mix by Discipline - Full Year

	$ Mix	% Growth(a)
Advertising	4,207.5	11.4%

CRM	3,366.1	14.0%

PR	1,040.5	12.0%

Specialty	1,133.1	17.6%

Revenue Mix by Geography - Full Year

	$ Mix	% Growth
United States	5,223.4	10.6%

Euro Markets	2,058.2	15.0%

United Kingdom	1,085.0	15.2%

Other	1,380.6	18.1%

(a)	“Growth” is the year-over-year growth from the prior period. Certain reclassifications have been made to the December 31, 2003 presentation to conform the numbers to the December 31, 2004 balances presented.

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After-Tax Free Cash Flow(a)

	Full Year

	2004	2003	2002

Net Income	$723.5	$631.0	$570.5

Stock Based Compensation Expense	143.4	148.8	187.8
Depreciation and Amortization	172.1	160.9	150.3
Cash-Tax Differences	108.7	23.2	(35.1)

After-Tax Free Cash Flow	1,147.7	963.9	873.5

Primary Cash Uses:

Capital Expenditures	159.7	141.1	117.2
Dividends	163.1	149.3	148.4
Acquisitions and Long-term Investments	340.5	410.0	586.3
Stock Repurchases, (net of proceeds) (b)	371.7	(27.2)	320.9

(a)	The After-Tax Free Cash Flow numbers presented above are a non-GAAP measure derived from our GAAP Statement of Cash Flows. They exclude changes in working capital and certain other investing and financing activities. This presentation reflects the metrics used by management to assess our generation of cash. We believe that this presentation is more meaningful for understanding our after-tax free cash flow and our primary uses of that cash flow.

(b)

Stock repurchases of $446.5 million in 2004, $25.9 million in 2003 and $371.7 million in 2002 are net of proceeds from stock option exercises and stock sold in our employee stock purchase plan of $74.8 million, $53.1 million and $50.8 million for the years ended 2004, 2003 and 2002, respectively.

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Historical Performance

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Financial Performance(a)

(a)	2001 results are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001. All periods presented, beginning with 1995, include the effect of the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

Note: “Growth” is the year-over-year growth from the prior period.
13

Revenue

Note: “Growth” is the year-over year growth from the prior period.

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Operating Income

Note: 2001 results are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001. All periods presented, beginning with 1995, include the effect of the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. “Growth” is the year-over year growth from the prior period.

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Net Income

Note: 2001 results are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001. All periods presented, beginning with 1995, include the effect of the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. “Growth” is the year-over year growth from the prior period.

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Earnings Per Share

Note: 2001 results are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001. All periods presented, beginning with 1995, include the effect of the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. “Growth” is the year-over year growth from the prior period.

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Consistent Performance

By maintaining the exceptional balance and diversity of its portfolio of companies and clients, Omnicom has been able to achieve consistent top-line and bottom-line performance.

Compound Annual Growth	1 YR	3YR	5YR	7YR	10YR	15YR

Revenue	13.1%	12.3%	13.7%	17.6%	18.7%	16.3%

Operating Income	11.3%	7.3%	11.7%	17.1%	19.5%	17.9%

Net Income	14.7%	10.3%	15.8%	19.2%	21.0%	20.0%

Earnings Per Share	15.1%	10.2%	15.0%	16.3%	17.6%	14.8%

Note: In performing CAGR calculations above, 2001 results are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001. All periods presented, beginning with 1995, include the effect of the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

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Omnicom Credit and Liquidity

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Debt Analysis

	Full Year
	2004		2003

Operating Income (EBIT) (a)	$1,215		$1,092
Net Interest Expensea)	$ 36.6		$ 42.8
EBIT / Net Interest	33.2	x	25.5	x
Net Debt / EBIT	0.70		0.96

Bank Loans (Due Less Than 1 Year)	$ 18		$ 42
5.20% Euro Notes Due 6/24/05(b)	207		192
Convertible Notes Due 2/7/31	847		847
Convertible Notes Due 7/31/32	892		892
Convertible Notes Due 6/15/33	600		600
Loan Notes and Sundry (various through 2012)	22		18

Total Debt	$2,586		$2,591

Cash and Short Term Investments	1,740		1,547

Net Debt	$ 846		$1,044

(a)	“Operating Income (EBIT)” and “Net Interest Expense” calculations shown are for the years ended as specified. Although our bank agreements reference EBITDA, we have used EBIT for this presentation because EBITDA is a non-GAAP measure. 2003 figures are restated to reflect the adoption of SFAS 123- “Accounting for Stock-Based Compensation.”

(b)	The change in the outstanding balance is the result of changes in the Euro to U.S. dollar currency exchange rate. The Euro balance outstanding as of December 31, 2004 and 2003 was €152.4.

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Liquidity Analysis

	Total Amount of Facility	As of December 31, 2004
		Outstanding	Available
Committed Facilities
364 Day Revolving Credit Facility(a)	$ 500	$ —	$ 500
3 Year Revolving Credit Facility	1,500	—	1,500
Other Committed Credit Facilities	18	18	—

Total Committed Facilities	2,018	18	2,000
Uncommitted Facilities(b)	384	—	—	(b)

Total Credit Facilities	$2,402	$ 18	2,000

Cash & Short Term Investments			1,740

Total Liquidity Available			$3,740

(a)	The $500 million 364 Day Credit facility includes a one-year term out at maturity at our option.

(b)	Uncommitted facilities in the U.S., U.K. and Canada. These amounts are excluded for purposes of this analysis.

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